UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2014

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, Enbridge Energy Partners, L.P. (the “Partnership”) announced the resignation, effective March 1, 2014, of Stephen J. Wuori from the boards of directors of Enbridge Energy Company, Inc. (“EECI”), the general partner of the Partnership, and Enbridge Energy Management, L.L.C. (“EEM”), the delegate of EECI with respect to the management of the Partnership. Guy Jarvis has been elected, effective upon Mr. Wuori’s resignation, to replace Mr. Wuori on the boards of directors of each of EEM and EECI.

In addition, Mr. Wuori, currently the Executive Vice President - Liquids Pipelines, of each of Enbridge Management and EECI, and President, Liquids Pipelines & Major Projects of Enbridge Inc. (“Enbridge”), the ultimate parent of EECI, will no longer serve in such positions as of March 1, 2014. On that date he will assume a new role as Strategic Advisor, Office of the President and Chief Executive Officer of Enbridge.

Mr. Jarvis, currently Executive Vice President and Chief Commercial Officer, Liquids Pipelines of Enbridge, will assume responsibility for the leadership of Enbridge’s Liquids Pipelines business unit, including the appointment as Executive Vice President - Liquids Pipelines of each of EEM and EECI, when Mr. Wuori assumes his new role.

In connection with Mr. Jarvis’ role with Enbridge, EECI, EEM and its affiliates, we expect that Mr. Jarvis will enter into a new employment agreement with Enbridge or one of its affiliates. The details of the employment agreement have not been finally determined at this time.

Effective upon March 1, 2014, the date he assumes his new role, Mr. Jarvis will receive an annual base salary of $530,000 (subject to reassessment from time to time). Mr. Jarvis will also be eligible for, (1) subject to the terms of the Enbridge Short-Term Incentive Plan, short term incentive awards target of 65% of annual base salary, (2) subject to the terms of the Enbridge Performance Stock Option Plan, performance stock option grants of up to 67.5% of annual base salary, (3) subject to the terms of the Enbridge Incentive Stock Option Plan, incentive stock option grants of up to 78.75% of annual base salary, and (4) subject to the terms of the Enbridge Performance Stock Unit Plan, stock unit grants of up to 78.75% of annual base salary. Mr. Jarvis will also be eligible for a perquisite allowance of up to $35,000 per year. A portion of Mr. Jarvis’s compensation will be allocated to the Partnership based on the percentage of time he devotes to matters of the Partnership.

The press release announcing the foregoing is attached to this report as Exhibit 99.1, but is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press release dated February 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: February 20, 2014	By:	/s/ Bruce A. Stevenson
Bruce A. Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated February 14, 2014